UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2022

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The “Company”, Liberty Star Uranium & Metals Corp. on April 22, 2022, reached terms of settlement of the litigation Case No. C20194139, involving our former CEO, James Briscoe, previously filed in the Superior Court of Arizona. Effective April 22, 2022, the company’s board of directors voted on, accepted and the settlement is now hereby approved, ratified, and confirmed.

Whereby a summary of the terms of that settlement is as follows:

●	Mr. Briscoe drops his demand for “accrued wages.” Please see LBSR 10Q & 10K financial reports for more details.
●	Mr. Briscoe drops his claim for payment of his credit card debt. Please see LBSR 10Q & 10K financial reports for more details.
●	Mr. Briscoe drops all other claims and waives and releases all claims, known or unknown. Please see LBSR 10Q & 10K financial reports for more details.
●	Mr. Briscoe will return title and possession of all the vehicles that he previously transferred to his name. Mr. Briscoe will also return to LBSR all LBSR property identified in our First Amended Complaint. This is the equipment list accounting for the Pima office property removed to Briscoe’s chosen storage facility, in Tucson.
●	LBSR will reinstate Mr. Briscoe’s stock options that expired following his resignation from the Board. This reinstatement will be on the same terms as originally issued, as evidenced in the August 10, 2010, Stock Option Agreement and October 11, 2016, Stock Option Agreement, each as adjusted for the February 25, 2021, reverse stock split, and pursuant to LBSR’s 2010 Stock Option Plan, except for the option exercise window, which will be expanded to 30 years.
●	LBSR will pay Mr. Briscoe a sum of $29,676.62 in 15 equal monthly installments.
●	Both parties will agree to a non-disparagement clause that expressly establishes prior consent to the Pima County Court’s jurisdiction for issuance of mandatory injunctive relief if an aggrieved Party reasonably believes this clause has been violated by the other Party whether such violation is done directly by the violating Party or via proxy.

Brett Gross, President & CEO stated, “The Company has reached settlement of the litigation with James Briscoe on terms that the Company believes are very favorable and that provide for recovery of Company property, extinguish significant alleged Company debt to Mr. Briscoe and payment to Mr. Briscoe by the Company of under $30,000 in exchange for dismissal of all claims between the parties (other customary terms and conditions apply).”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: April 27, 2022	/s/ Brett Gross
Brett Gross, President & CEO